UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2009

ICX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 001-33793

DELAWARE	#77-0619113
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2100 Crystal Drive, Suite 650

Arlington, VA 22202

(703) 678-2111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRETORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 20, 2009, ICx Technologies, Inc. (“ICx” or “Company”) issued a press release announcing (i) the immediate appointment of Mr. Colin Cumming to President and Chief Executive Officer, (ii) Mr. Hans Kobler, the current President and Chief Executive Officer, will continue to serve the Company as Executive Chairman of ICx, and (iii) the execution of long-term employment agreements with Mr. Colin Cumming, Mr. Hans Kobler, and Ms. Deborah Mosier, Chief Financial Officer. In conjunction with Mr. Cumming’s appointment to President and Chief Executive Officer, Mr. Kobler resigned from said positions, effective immediately.

Mr. Cumming, 56, has served as ICx’s Chief Technology Officer since 2006 and has been ICx’s President – Detection and a member of the Board of Directors since 2005. Mr. Cumming also serves as President and Chief Executive Officer of Nomadics, Inc., a wholly-owned subsidiary of ICx, a position he has held since he co-founded Nomadics in 1994.

In connection with Mr. Cumming’s appointment to President and Chief Executive Officer, the Company entered into an at-will employment agreement with Mr. Cumming, whereby:

•	Mr. Cumming’s base salary was increased to $350,000. However, if Mr. Kobler ceases employment as Executive Chairman, Mr. Cumming’s salary would be increased to $400,000.

•	Mr. Cumming is eligible for annual discretionary cash bonuses to be determined by the Compensation Committee of the Board of Directors.

•

Mr. Cumming was granted stock options for the equivalent of 350,000 shares of ICx common stock at an exercise price of $5.00 per share. These options will vest in 48 equal monthly installments beginning April 30, 2009.

•	Mr. Cumming will receive $22,000 annually in lieu of life insurance premiums.

•	Upon involuntary termination or resignation for good reason, as defined in the agreement, Mr. Cumming shall receive six months of base salary as severance.

•

Upon a change of control, if Mr. Cumming is not offered employment on the same economic terms, unvested options and restricted stock units (RSUs) will immediately vest. If Mr. Cumming accepts a comparable offer, as defined in the agreement, all unvested options and RSUs shall be fully vested on earlier of the twelve month anniversary of the change of control or the date of termination without cause.

•	The employment agreement expires on April 30, 2013.

The Company also entered into an amended and restated at-will employment agreement with Mr. Kobler, whereby:

•	Mr. Kobler’s base salary will remain at $450,000 until September 30, 2009, at which time his base salary will decrease to $350,000.

•	Mr. Kobler is eligible for annual discretionary cash bonuses to be determined by the Compensation Committee of the Board of Directors.

•

Mr. Kobler was granted stock options for the equivalent of 313,500 shares of ICx common stock at an exercise price of $5.00 per share. These options will vest in 43 equal monthly installments beginning October 31, 2009.

•	Upon involuntary termination or resignation for good reason, as defined in the agreement, Mr. Kobler shall receive six months of base salary as severance.

•

Upon a change of control, if Mr. Kobler is not offered employment on the same economic terms, unvested options and restricted stock units (RSUs) will immediately vest. If Mr. Kobler accepts a comparable offer, as defined in the agreement, all unvested options and RSUs shall be fully vested on earlier of the twelve month anniversary of the change of control or the date of termination without cause.

•	The employment agreement expires on April 30, 2013.

Additionally, the Company entered into an at-will employment agreement with Ms. Mosier, whereby:

•	Ms. Mosier’s base salary remains at $250,000.

•	Ms. Mosier is eligible for annual discretionary cash bonuses to be determined by the Compensation Committee of the Board of Directors.

•	Upon involuntary termination or resignation for good reason, as defined in the agreement, Ms. Mosier shall receive six months of base salary as severance.

•

Upon a change of control, if Ms. Mosier is not offered employment on the same economic terms, unvested options and restricted stock units (RSUs) will immediately vest. If Ms. Mosier accepts a comparable offer, as defined in the agreement, all unvested options and RSUs shall be fully vested on earlier of the twelve month anniversary of the change of control or the date of termination without cause.

•	The employment agreement expires on April 30, 2013.

The executed employment agreements and the press release issued April 20, 2009, are furnished herewith as exhibits to this Report, and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Exhibit Title
10.15	Employment Agreement between ICx Technologies, Inc. and Colin J. Cumming, effective April 17, 2009

10.16	Employment Agreement between ICx Technologies, Inc. and Hans Kobler, effective April 17, 2009

10.17	Employment Agreement between ICx Technologies, Inc. and Deborah Mosier, effective April 20, 2009

99.1	Press release issued by ICx Technologies, Inc. dated April 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 20, 2009.

ICX TECHNOLOGIES, INC.
(Registrant)

By	/s/ Colin Cumming
Colin Cumming
Chief Executive Officer